Exhibit 1.1

2,750,000 American Depositary Shares

YXT.COM GROUP HOLDING LIMITED

EACH REPRESENTING THREE CLASS A ORDINARY SHARES,

PAR VALUE US$0.0001 PER SHARE

UNDERWRITING AGREEMENT

__________, 2024

[_______________], 2024

Kingswood Capital Partners, LLC

126 E 56th St, 22nd Floor,

New York, NY 10022

As a representative (the “Representative”) of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

YXT.COM GROUP HOLDING LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,250,000 Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Firm Shares”) in the form of 2,750,000 American Depositary Shares (as defined below) (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,237,500 Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Additional Shares”) in the form of 412,500 American Depositary Shares (the “Additional ADSs”), if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Offered ADSs and the underlying Offered Shares are hereinafter collectively referred to as the “Offered Securities.” The Class A ordinary shares, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Ordinary Shares,” and the Class A Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share, of the Company are hereinafter collectively referred to as the “Ordinary Shares”).

The Underwriters will take delivery of the Offered Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a deposit agreement dated on or about [•], 2024 (the “Deposit Agreement”) among the Company, THE BANK OF NEW YORK MELLON, as depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive three Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Offered Shares and a registration statement relating to the Offered ADSs. The registration statement relating to the Offered Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Offered Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Securities (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act; “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

1.1	The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; the Exchange Act Registration Statement has become effective under the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares are pending before or threatened by the Commission.

(b)

Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, on the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each Written Testing-the-Waters Communication and broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c)

Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(d)

Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)

Testing-the-Waters. The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed that are listed on Schedule III hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

(f)

Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The eighth amended and restated memorandum and articles of association of the Company adopted on July 1, 2024 and filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable Cayman Islands laws and, immediately prior to the closing on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representative; except as disclosed in the Prospectus, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(g)

Subsidiaries and Consolidated Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule IV hereto, and each of the entities which the Company directly or indirectly controls through contractual arrangements (each a “Consolidated Affiliated Entity” and collectively, the “Consolidated Affiliated Entities”) has been identified on Schedule V hereto. Each of the Subsidiaries and Consolidated Affiliated Entities has been duly incorporated, is validly existing as a corporation with limited liability established under the laws of the People’s Republic of China (the “PRC”), as the case may be, and in good standing under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, management, results of operations, business, properties or prospects of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Consolidated Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus (the “Material Adverse Effect”); all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are duly paid in accordance with applicable laws and its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity in each Consolidated Affiliated Entity have been duly and validly authorized and issued, are duly paid in accordance with applicable laws and its articles of association and non-assessable and are owned as described in the Time of Sale Prospectus and the Prospectus, and, except as disclosed in the Time of Sale Prospectus and the Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Consolidated Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Consolidated Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(h)	VIE Agreements and Corporate Structure.

(i)

The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Consolidated Affiliated Entities and the Consolidated Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”, which consist of (i) the contractual arrangements through which Yunxuetang Information Technology (Jiangsu) Co., Ltd. controls Jiangsu Yunxuetang Network Technology Co., Ltd. and contractual arrangements through which Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. controls Shanghai China Europe International Culture Communication Co., Ltd. and Shanghai Fenghe Culture Communication Co., Ltd., respectively, before January 15, 2024 and (ii) the contractual arrangements through which Yunxuetang Information Technology (Jiangsu) Co., Ltd. controls Jiangsu Yunxuetang Network Technology Co., Ltd. after January 15, 2024), as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Our History and Corporate Structure” and “Related Party Transactions” and filed as Exhibits 10.3 through 10.13 to the Registration Statement, did not contain and will not contain, as amended or supplemented, if applicable, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There is no other material agreement, contract or other document relating to the corporate structure of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)

Each of the Consolidated Affiliated Entities and Subsidiaries entered into the VIE Agreements, and to the best of the Company’s knowledge, the shareholders of such Consolidated Affiliated Entities has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under the VIE agreements and has taken all necessary corporate actions to authorize the execution, delivery and performance of, and has duly authorized, executed and delivered each such agreement. Each VIE agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable against the Company, the Subsidiaries and the Consolidated Affiliated Entities, as applicable, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC currently in effect, and neither the corporate structure nor the VIE Agreements violate, breach or contravene any applicable laws of the PRC currently in effect. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Consolidated Affiliated Entities or shareholders of the Consolidated Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is, to the best knowledge of the Company, threatened in any jurisdiction.

(iii)

The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Consolidated Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Consolidated Affiliated Entities currently in effect, (B) any statute, rule, regulation or order currently in effect of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their properties, or any arbitration award currently in effect, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument currently in effect to which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Consolidated Affiliated Entities is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement.

(iv)

The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Consolidated Affiliated Entities, through its rights to authorize the shareholders of the Consolidated Affiliated Entities to exercise their voting rights.

(i)

Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(j)

Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(k)

Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(l)

Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)

Ordinary Shares. (i) The Ordinary Shares outstanding prior to the issuance of the Offered Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized the outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized the outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Consolidated Affiliated Entities.

(n)

Offered ADSs. The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of American depositary receipt specified therein and in the Deposit Agreement.

(o)

Offered Securities. (i) The Offered Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Offered Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Offered Securities, when issued, are freely transferable by the Company to or for the account of the several Underwriters, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Cayman Islands, the PRC, Hong Kong or the United States.

(p)	Listing. The ADSs have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

(q)

Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries and Consolidated Affiliated Entities is (i) in breach or violation of any provision of applicable laws or regulations or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities and (y) material to the Company and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities, except where such breach or default in (i) and (iii) above would not reasonably be expected to have a Material Adverse Effect.

(r)

Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities that is material to the Company and the Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Offered Securities.

(s)

No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), shareholders’ deficit, results of operations, business, management, properties or prospects of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries; (iv) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, or (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has agreed to take any of the foregoing actions, that would, in the case of any of clauses (i) through (iv) above, have a Material Adverse Effect; and (vi) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(t)

No Pending Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Consolidated Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Consolidated Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u)

Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)

Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(w)

Environmental Laws. (i) The Company and its Subsidiaries and Consolidated Affiliated Entities, (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(x)

Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(x) hereof.

(y)

Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities or their respective affiliates, nor any director or officer thereof, nor, to the Company’s best knowledge, any employee, agent, representative or other individual or entity (“Person”) acting for or on behalf of the Company or of any of its Subsidiaries or Consolidated Affiliated Entities or their respective affiliates, (i) has used or will use any corporate funds, directly or indirectly, for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts, or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or Person acting in an official capacity for or on behalf of, any of the foregoing) or to any other Person to influence official action or secure an improper advantage or to take any other action in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, Prevention of Bribery Ordinance (Cap. 201 of the Laws of Hong Kong) or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”); or (iii) has taken, directly or indirectly, any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; and the Company and its Subsidiaries and Consolidated Affiliated Entities have maintained and will maintain complete and accurate books and records in accordance with applicable Anti-Corruption Laws and generally accepted accounting principles.

(z)

Compliance with Anti-Money Laundering Laws. The Company and its Subsidiaries and Consolidated Affiliated Entities have at all times been in compliance and will comply with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986 and Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong) and with all other applicable anti-money laundering and proceeds of crime statutes and the rules and regulations thereunder that are issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its Subsidiaries or Consolidated Affiliated Entities (collectively, the “Anti-Money Laundering Laws”).

(aa)

Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities, nor any director or officer thereof, nor, to the best knowledge of the Company, any employee, agent, affiliate, representative or other Person acting for or on behalf of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, is or undertakes any business with a Person that is, or is owned 50 percent or more or controlled by one or more Persons that are:

(A)

subject to or the target of any financial, economic or trade sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, or

(B)

located, organized or resident in a country or territory that is, or whose government is, subject to or the target of comprehensive Sanctions (including, without limitation, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea and Syria) or Afghanistan (each, a “Sanctioned Country”).

(ii)

For the past five years, the Company and its Subsidiaries and Consolidated Affiliated Entities, including any respective director or officer thereof, and to the best knowledge of the Company, any employee, agent, affiliate, representative or any Person acting for or on behalf of the Company or any of its Subsidiaries or Consolidated Affiliated Entities, have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country.

(bb)

No investigation, inquiry, action or suit or proceeding by or before any governmental entity, involving any actual or alleged violations of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by the Company or its Subsidiaries or Consolidated Affiliated Entities, is pending, or, to the best knowledge of the Company, threatened.

(cc)

Ongoing Compliance. The Company and its Subsidiaries and Consolidated Affiliated Entities have each conducted and will conduct their respective businesses in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and have instituted, maintained and adhered to, and will continue to maintain, adhere to, and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(dd)

Title to Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any real property and buildings held under lease by the Company and its Subsidiaries and Consolidated Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Consolidated Affiliated Entities.

(ee)

Possession of Intellectual Property. The Company and its Subsidiaries and Consolidated Affiliated Entities own, possess, have been authorized to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Consolidated Affiliated Entities; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Consolidated Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Consolidated Affiliated Entities; (iii) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Consolidated Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claims; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Consolidated Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of the rights of any persons.

(ff)

Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(gg)

Termination of Contracts. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or, to the best knowledge of the Company, any other party to any such contract or agreement.

(hh)

Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Consolidated Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Consolidated Affiliated Entities that could have a Material Adverse Effect. The Company and its Subsidiaries and Consolidated Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(ii)

Insurance. The Company and its Subsidiaries and Consolidated Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)

Possession of Licenses and Permits. (i) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and Consolidated Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Consolidated Affiliated Entities that are necessary to conduct their respective businesses; (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Consolidated Affiliated Entities is in compliance with the terms and conditions of all such licenses, certificates, approvals, authorizations and permits; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such licenses, certificates, approvals, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, approvals, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, approvals, authorization or permit will not be renewed in the ordinary course, except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

(kk)

Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Consolidated Affiliated Entities on the one hand and their respective related parties as defined under Item 7.B of Form 20-F, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(ll)

PFIC Status. Subject to the qualifications, limitations and assumptions set forth in the Time of Sale Prospectus and the Prospectus, the Company does not expect to be a passive foreign investment company for U.S. federal income tax purposes for its current taxable year.

(mm)

No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Offered Securities by the Company or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(nn)

Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo)

Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the financial position of the Company and the Subsidiaries and Consolidated Affiliated Entities as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ deficit of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; all disclosures included in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Consolidated Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp)

Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries and Consolidated Affiliated Entities on a consolidated basis and that require management’s most difficult, subjective or complex judgments; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Consolidated Affiliated Entities, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries or Consolidated Affiliated Entities that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All preferential tax treatment obtained by the Company and its Subsidiaries and Consolidated Affiliated Entities from national and local governments of the PRC are valid, binding and enforceable. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(qq)

Internal Controls. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)

Sarbanes-Oxley Act; Nasdaq Rules. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and all rules of the Nasdaq Stock Market that are applicable to them as of the date of this Agreement.

(ss)

Disclosure Controls. The Company and its Subsidiaries and the Consolidated Affiliated Entities maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information relating to the Company and its Subsidiaries and Consolidated Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities and information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries and the Consolidated Affiliated Entities have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(tt)

Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(uu)

IT Systems. The Company and its Subsidiaries and the Consolidated Affiliated Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and the Consolidated Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries and the Consolidated Affiliated Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data , or any such data that may constitute trade secrets, important data and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security, public interest or lawful rights and interests of relevant individuals or organizations pursuant to the applicable laws (“Personal and Confidential Data”)) used in connection with their businesses and/or the offering of the ADSs, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same. The Company and its Subsidiaries and the Consolidated Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal and Confidential Data, to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification and to the data outbound transition.

(vv)

Equity Awards. With respect to the equity awards (the “Equity Awards”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries and the Consolidated Affiliated Entities (the “Company Share Plans”), (i) each Equity Award intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986 and any regulations thereunder, each as amended from time to time (the “Code”) so qualifies, (ii) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company included in the Registration Statement, the Time of Sales Prospectus and the Prospectus.

(ww)

Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xx)	Operating Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(yy)

Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not disclosed and filed as required.

(zz)

No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representative has consented, as set forth on Schedule II hereto.

(aaa)

Payments of Dividends; Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Consolidated Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Consolidated Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Consolidated Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of the PRC, Hong Kong or the Cayman Islands, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(bbb)

Net Proceeds. The application of the net proceeds from the offering of the ADSs, as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or Consolidated Affiliated Entity, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or Consolidated Affiliated Entity or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary or Consolidated Affiliated Entity.

(ccc)

Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has complied, and has taken all necessary steps to ensure compliance by each of its directors, officers, option holders, employees and, to the best knowledge of the Company, each of its shareholders, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(ddd)

M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. (i) The issuance and sale of the Offered Securities, the listing and trading of the Offered ADSs on the Nasdaq Stock Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or on the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) as of the date hereof or on the Closing Date or the applicable Option Closing Date, the PRC Mergers and Acquisitions Rules do not require the Company to obtain the prior approval of the CSRC.

(eee)

CSRC Filings. (i) Each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering of the ADSs pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on April 6, 2023 pursuant to Article 13 of the CSRC Filing Rules (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

(ii) The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering of the ADSs (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings.

(iii) Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules and the Company has not provided any undertakings to the CSRC which the Underwriters are not fully aware of.

(fff)

Data Protection. (i) Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has complied with applicable laws concerning cybersecurity, data security and protection, confidentiality and archive administration (collectively, the “Data Protection Laws”) in all material aspects; (ii) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is, or has been classified by any relevant PRC governmental authorities as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (iii) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of China (the “CAC”), the CSRC, or any other relevant governmental authority; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any claim for compensation or any other claim from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries and Consolidated Affiliated Entities in respect of the rectification or erasure of data; (vi) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries and Consolidated Affiliated Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (vii) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定) issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time (the “CSRC Archive Rules”); (viii) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries and Consolidated Affiliated Entities or any of their respective directors, officers and employees; (ix) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or any of its Subsidiaries and Consolidated Affiliated Entities or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (x) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any objection to this offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant governmental authority.

(ggg)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(hhh)

Absence of Manipulation. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or, to the best knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(iii)

No Sale, Issuance and Distribution of Shares. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(jjj)

No Immunity. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Consolidated Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 23 of this Agreement and Section 7.8 of the Deposit Agreement.

(kkk)

Validity of Choice of Law. The Company has the power to submit, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York, and pursuant to Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any state or federal court in the State of New York, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any such court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.7 of the Deposit Agreement.

(lll)

No Rating. There are (and prior to the Closing Date or the applicable Option Closing Date, as the case may be, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(mmm)

No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Consolidated Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Consolidated Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Consolidated Affiliated Entities or any of their respective officers, directors, shareholders, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(nnn)

No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Consolidated Affiliated Entities or, any of their respective officers, directors or, to the best knowledge of the Company, 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(ooo)

Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representative or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ppp)

Tax Filings and Payments. (i) The Company and each of its Subsidiaries and the Consolidated Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Consolidated Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Consolidated Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Consolidated Affiliated Entities and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Consolidated Affiliated Entities as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(qqq)

Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately disclose all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(rrr)

Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(sss)

Litigation. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or Consolidated Affiliates Entities, or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries or Consolidated Affiliates Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and to the Company’s best knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(ttt)

ADSs Holder. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities

2.	AGREEMENTS TO SELL AND PURCHASE.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[•] per American Depositary Share (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Representative may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to 412,500 Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.

TERMS OF PUBLIC OFFERING. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Offered ADSs are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of US$[•] per ADS under the Public Offering Price.

4.	PAYMENT AND DELIVERY.

(a)

Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at [•] [a.m./p.m.], New York City time, on [•], 2024, or at such other time on the same or such other date, not later than [•], 2024, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at [•] [a.m./p.m.], New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2024 as shall be designated in writing by the Representative.

(c)

The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representative on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representative. The Company will cause the certificates representing the Offered Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5.

CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)

Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representative may reasonably require.

(c)

The Underwriters shall have received prior to the execution of this Agreement and on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, opinions of Walkers (Hong Kong), Cayman Islands and British Virgin Islands counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)

The Company shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Global Law Office, PRC counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters (together with a consent letter, in form and substance reasonably satisfactory to the Underwriters, permitting the Company to provide a copy of such opinion to the Underwriters) and a copy of such opinion shall have been provided to the Underwriters.

(g)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, Hong Kong counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(h)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Simpson Thacher & Bartlett, U.S. counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(i)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k)

The Underwriters shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(l)

The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule VI relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof (the “Lock-up Letter”), shall be in full force and effect on the Closing Date.

(m)

There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representative’s sole judgment in good faith, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities on the Closing Date or the applicable Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(n)

The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs to any shareholder or any third party unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date and the applicable Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(o)

The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate reasonably satisfactory to the Representative of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(p)	The Offered ADSs shall have been approved for listing on the Nasdaq Stock Market, subject to only official notice of issuance.

(q)

If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(r)

The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(s)

No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to Representative’s reasonable satisfaction.

(t)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(u)	On or prior to the Closing Date or the applicable Option Closing Date, as the case may be, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(v)

The CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to the Closing Date.

(w)

On the Closing Date or the applicable Option Closing Date, as the case may be, the Representative and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(x)

The Representative shall have received on and as of the Closing Date or the applicable Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries and Consolidated Affiliated Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(y)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

Notwithstanding the immediately preceding paragraph, the Representative may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or an Option Closing Date.

6.	COVENANTS OF THE COMPANY.

6.1	The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)	To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)

To furnish to the Representative, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representative in New York City, without charge, prior to [10:00 a.m. New York City time] on the business day next succeeding the date of this Agreement and during the period mentioned in Sections [6(f) or 6(g)]below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(c)

Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)

To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(e)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)

If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)

If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which the Offered Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(i)

To advise the Representative promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)

To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)

During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representative (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver any reports.

(l)	Pursuant to reasonable procedures developed in good faith, to retain copies of each free writing prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)

To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries or Consolidated Affiliated Entities and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Consolidated Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(n)

Not to, and to cause any of its Subsidiaries or Consolidated Affiliated Entities not to, directly or indirectly, use such proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws.

(o)

Not to, and to cause each of its Subsidiaries and Consolidated Affiliated Entities not to, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)

to fund or facilitate any dealings, activities or business in, with or relating to any Sanctioned Country, or any Person that, at the time of such funding or facilitation, is subject to or the target of Sanctions, or which is owned 50 percent or more or controlled by any such Person;

(ii)

to invest in equity or any other activity prohibited for U.S. persons of any entity on OFAC’s Chinese Military Industrial Complex (CMIC) List or to fund exports, reexports, or transfers to any entity on the U.S. Bureau of Industry and Security’s Entity List or Unverified List; or

(iii)

in any other manner that would result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(p)

Not to, and to cause each of its Subsidiaries and Consolidated Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(q)

Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(r)

To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(s)

(i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t)

To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(u)

To use reasonable commercial efforts to rectify or cure any non-compliance, and maintain continuing compliance with PRC laws and regulations, including PRC laws and regulations relating to education, internet information security and privacy protection, intellectual property rights and foreign investment in all material respects.

(v)

To promptly notify the Representative if the Company ceases to be an Emerging Growth Company or a foreign private issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 6(y) hereof.

(w)

To indemnify and hold harmless the Underwriters against any transaction, stamp, capital, issuance, registration, documentary, transaction, transfer or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement. All payments to be made by the Company to the Underwriters hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for (a) such Underwriter’s being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein, or (b) the failure of the recipient of such payment to comply, upon a reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing authority of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(x)

The Company, without the prior written consent of the Representative on behalf of the Underwriters, will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (collectively, the “Lock-up Securities”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise, (iii) file or submit any registration statement with the Commission relating to the offering of any Lock-up Securities, or (iv) publicly disclose the intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered Securities to be sold hereunder, (ii) the issuance by the Company of Class A Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iii) the grant of options to purchase Class A Ordinary Shares or other equity-based awards under the Company’s share incentive plans existing as of the date hereof, or (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A Ordinary Shares or American Depositary Shares, provided that (A) such plan does not provide for the transfer of Class A Ordinary Shares or American Depositary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Ordinary Shares or American Depositary Shares may be made under such plan during the Restricted Period.

(y)

The Company agrees (1) to instruct its share registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Restricted Period, and (2) to enter into the Depositary Side Letter with the Depositary, and not to release the Depositary from any of its obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Side Letter or consent to any deposit during the Restricted Period unless with the prior written consent of the Representative on behalf of the Underwriters.

(z)

If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in a Lock-up Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(aa)

The Company agrees that if at any time following issuance of a free writing prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such free writing prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a free writing prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

(bb)

To comply with all applicable laws in all material respects (including, without limitation, the CSRC Archive Rules) in connection with (i) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (ii) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities, public interest or lawful rights and interests of relevant individuals or organizations (the “Relevant Information”); and (iii) maintenance of confidentiality of any Relevant Information.

(cc)

where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Filing Rules and the CSRC Archive Rules), promptly notifying the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with the applicable laws, and promptly notifying the Representative (for themselves and on behalf of the Underwriters) of such material information to the extent permitted by the applicable laws.

7.	EXPENSES.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid [all expenses incident to the performance of their obligations under this Agreement], including: (i) the fees, disbursements and expenses of the Company’s and Underwriters’ respective counsels, the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Written Testing-the-Waters Communication and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6.1(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (v) all fees and expenses in connection with the preparation and filing of the Exchange Act Registration Statement relating to the Offered Securities and all costs and expenses incident to listing the ADSs on the Nasdaq Stock Market, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company including any costs and expenses paid by Underwriters on behalf of the Company relating to any investor presentations on any Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, however, for purposes of this clause (viii), consultants and representatives shall not include the Underwriters or any of their employees, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. [It is understood, however, that the Underwriter will pay all of their costs and expenses, including without limitation, share transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses in connection with any offers they may make.]

8.

COVENANTS OF THE UNDERWRITERS. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.	INDEMNITY AND CONTRIBUTION.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any regulatory filings, including but not limited to any of the CSRC Filings relating to or in connection with this offering or any amendments or supplements thereto, (in each case, whether or not approved by the Underwriters or any of them), containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction.

The Company shall reimburse each Underwriter and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other expenses incurred by that Underwriter, director, officer, employee, controlling person or affiliate in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party (as defined below) is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are arising out of or based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information (as defined below).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Written Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the names and addresses of the Underwriters appearing in the third paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their respective directors, officers, employees and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors, officers, employees, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.

TERMINATION. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Stock Market, the Hong Kong Stock Exchange or other relevant exchanges, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs.

11.	EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm ADSs are not made within [36 hours] after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than [seven days], in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Consolidated Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

13.

JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.

ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

15.	COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.

APPLICABLE LAW. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.	HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.	NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at:

Kingswood Capital Partners, LLC

126 E 56th St, 22nd Floor,

New York, NY 10022

if to the Company shall be delivered, mailed or sent to YXT.COM GROUP HOLDING LIMITED, Room 501-502, No. 78 East Jinshan Road Huqiu District, Suzhou Jiangsu, 215011, People’s Republic of China, Attention: Pun Leung Liu.

19.

PARTIES AT INTEREST. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, affiliates, directors, officers and employees referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.	ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees to each of the following:

(a)

No Other Relationship. Each of the Underwriters has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any of the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representative has advised or are advising the Company on other matters.

(b)

Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)

Absence of Obligation to Disclose. The Company has been advised that each of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Underwriters has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)

Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against each of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

21.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.

COMPLIANCE WITH USA PATRIOT ACT. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.

WAIVER OF IMMUNITY. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) the PRC, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

24.	WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

25.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of the Company’s directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 26, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

26.

PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27.

AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

YXT.COM GROUP HOLDING LIMITED

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of itself and the
several Underwriters named in Schedule I hereto

By: Kingswood Capital Partners, LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Kingswood Capital Partners, LLC
Tiger Brokers (NZ) Limited

Total:

Schedule I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued August 1, 2024 and August 7, 2024

2.	Issuer Free Writing Prospectuses not included in the Time of Sale Prospectus

Free Writing Prospectus dated August 7, 2024

3.	Public Offering Price: US$[•] per ADS

The number of ADSs purchased by the Underwriters is [2,750,000]

Schedule II-1

SCHEDULE III

Written Testing-the-Waters Communication

Each version of the slides shown in testing-the-waters meetings with prospective investors that were conducted in reliance on Section 5(d) and/or Rule 163B under the Act.

Schedule III-1

SCHEDULE IV

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation

1. YXT.COM Holding Limited	the British Virgin Islands

2. YXT.COM (HK) Limited	Hong Kong

3. Yunxuetang Information Technology (Jiangsu) Co., Ltd.	PRC

4. Hainan Yunxuetang Information Technology Co., Ltd	PRC

5. Digital B-School China Limited *	Cayman Islands

6. CEIBS Management Limited *	the British Virgin Islands

7. CEIBS Publishing Group Limited *	Hong Kong

8. Fenghe Enterprise Management Consulting (Shanghai) Co., Ltd. *	PRC

*

This entity has been deconsolidated from the Company’s consolidated financial statements from January 15, 2024 and therefore is not considered as one of the “Subsidiaries” as defined in this Agreement since then.

Schedule IV-1

SCHEDULE V

CONSOLIDATED AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation

1. Jiangsu Yunxuetang Network Technology Co., Ltd.	PRC

2. Beijing Yunxuetang Network Technology Co., Ltd.	PRC

3. Suzhou Xuancai Network Technology Co., Ltd.	PRC

4. Suzhou Xiwen Lejian Network Technology Co., Ltd.	PRC

5. Shanghai China Europe International Culture Communication Co., Ltd. *	PRC

6. Shanghai Fenghe Culture Communication Co., Ltd. *	PRC

*

This entity has been deconsolidated from the Company’s consolidated financial statements from January 15, 2024 and therefore is not considered as one of the “Consolidated Affiliated Entities” as defined in this Agreement since then.

Schedule V-1

SCHEDULE VI

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.	Xiaoyan Lu

2.	Teng Zu

3.	Jie Ding

4.	Pun Leung Liu

5.	Yazhou Wu

6.	Guodian Huang

7.	Yunjian Ling

All shareholders of the Company including:

1.	Jump Shot Holdings Limited

2.	YF Elite Alliance Limited

3.	Image Frame Investment (HK) Limited

4.	SIG China Investments Master Fund IV, LLLP

5.	Matrix Partners China VI Hong Kong Limited

6.	Langmafeng Holdings Limited

7.	DINGDING HOLDINGS LIMITED

8.	XZY HOLDINGS LIMITED

9.	DZQH HOLDINGS LIMITED

10.	BESTTECH HOLDINGS COMPANY LIMITED

11.	AmazingTech Holdings Company Limited

12.	Ximalaya (Hong Kong) Limited

13.	Potato Capital Holding Limited

Schedule VI-1

14.	Bronze Shield Limited

15.	UNICENTURY HOLDING LIMITED

16.	CW MBA Digital Limited

17.	Chengwei Capital HK Limited

18.	Hundreds Golden Vision Fund L.P. (formerly known as Hundreds Three Fund Limited Partnership)

19.	HSG Growth VI Holdco E, Ltd. (formerly known as SCC Growth VI Holdco E, Ltd.)

20.	Zuniform Limited

All holders of options to acquire Ordinary Shares of the Company including:

1.	Zhen Qian

Schedule VI-2

EXHIBIT A

FORM OF LOCK-UP LETTER

____________, 2024

Kingswood Capital Partners, LLC

126 E 56th St, 22nd Floor,

New York, NY 10022

As a representative (the “Representative”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with YXT.COM GROUP HOLDING LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representative (the “Underwriters”), of an aggregate of [•] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”) in the form of [•] American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, Class A Ordinary Shares or Class B ordinary shares par value US$0.0001 per share, of the Company (together with the Class A Ordinary Shares, the “Ordinary Shares”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for ADSs or the Ordinary Shares (including without limitation, any such ADSs, Ordinary Shares or such other securities beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-up Securities”), (b) enter into any hedging, swap or other transactions or arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Lock-up Securities, in cash or otherwise, (c) make any demand for or exercise any right with respect to the registration of any Lock-up Securities, or (d) publicly disclose the intention to do any of the foregoing.

The foregoing sentence shall not apply to (a) transactions relating to ADSs, Ordinary Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, through will or intestacy or by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing of the Exchange Act, reporting a reduction in beneficial ownership of ADSs or Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-up Securities, provided that (i) such plan does not provide for the transfer of Lock-up Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer, sell or otherwise dispose of securities may be made under such plan during the Restricted Period, (e) transfers of the undersigned’s securities to the immediate family of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any entity beneficially owned or controlled by the undersigned or any immediate family member of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (f) the cash or cashless exercise or settlement of options, restricted share units or warrants exchangeable or exercisable for ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares that were granted pursuant to an option plan, incentive plan or stock purchase plan described in the Prospectus and provided that any and all Ordinary Shares or ADSs issued or transferred because of such exercise or settlement will be held by the undersigned subject to the terms of this Agreement, (g) any transfer of Ordinary Shares pursuant to any contractual arrangement that provides for the repurchase of Ordinary Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company, or (h) conversion of outstanding preferred shares, warrants to acquire preferred shares or convertible securities into Ordinary Shares or warrants to acquire Ordinary Shares; provided that any such securities received upon such conversion shall be subject to the terms of this letter. Furthermore, ADSs, Ordinary Shares or any security convertible into ADSs or Ordinary Shares sold to the Company or tendered to the Company by the undersigned or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting will not be subject to this letter. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s ADSs or Ordinary Shares except in compliance with the foregoing restrictions.

4

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs and the underlying Ordinary Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (a) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-up Securities, the Representative will notify the Company of the impending release or waiver, and (b) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. The undersigned further understands that this agreement is irrevocable and all authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter and any claim, controversy or dispute arising under or related to this letter shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

5

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

      , 2024

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by YXT.COM GROUP HOLDING LIMITED (the “Company”) of [•] Class A ordinary shares, par value US$0.0001 per share, of the Company in the form of [•] American depositary shares, and the lock-up letter dated , 2024 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 2024, with respect to [•] Class A ordinary shares (the Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective   , 2024; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Kingswood Capital Partners, LLC

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

YXT.COM GROUP HOLDING LIMITED

[Date]

YXT.COM GROUP HOLDING LIMITED (the “Company”) announced today that Kingswood Capital Partners, LLC, the sole book-running manager in the Company’s recent public sale of [•] Class A ordinary shares in the form of [•] American Depositary Shares is [waiving][releasing] a lock-up restriction with respect to [•] Class A ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2024, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.